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                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                               December 31, 1998




                          REDWOOD EMPIRE BANCORP (REB)
                             Santa Rosa, California
                            a California corporation
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                      NATIONAL BANK OF THE REDWOODS (NBR)
                             Santa Rosa, California
                                a national bank
                               Owned 100% by REB
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VALLEY MORTGAGE CORPORATION  REDWOOD EMPIRE DATACORP   ALLIED DIVERSIFIED CREDIT
Santa Rosa, California       Santa Rosa, California    Santa Rosa, California
a California corporation     a California corporation  a California corporation
Owned 100% by NBR            Owned 100% by NBR         Owned 100% by NBR